Exhibit 10.1

PO Box 429, 13181 Hwy 55
Donnelly, ID 83615
(208) 901-3060

PerpetuaResources.com

March 25, 2022

Jessica Largent

Subject: Amendment to Employment Agreement

Dear Jessica,

The items below relate to amendments to your Employment Agreement (“Agreement”) dated February 8, 2011. Schedule “A” of your Agreement will be amended as follows:

1.	Employment Position

Chief Financial Officer, Perpetua Resources Corp. effective April 1, 2022

Chief Financial Officer, Perpetua Resources Idaho, Inc. effective March 25, 2022

2.	Salary

The Employee’s current gross annual salary will be $245,000 (USD) on a full-time basis (“Full-time Salary”), effective April 1, 2022.

If you are in agreement with the above changes, please sign and return in the below space.

Yours truly,

/s/ Laurel Sayer

Laurel Sayer

President & CEO

I accept the above-mentioned changes.

/s/ Jessica Largent
Jessica Largent
VP, Investor Relations & Finance, PRC

Responsible Mining. Critical Resources. Environmental Restoration.	1